                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 14 to the Registration Statement of the Separate Account VA-K of Allmerica Financial Life Insurance and Annuity Company on Form N-4 of our report dated February 3, 1998, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, and our report dated March 25, 1998, relating to the financial statements of the Separate Account VA-K Allmerica Advantage Variable Annuity and ExecAnnuity Plus Variable Annuity of Allmerica Financial Life Insurance and Annuity Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
April 23, 1998